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                                                                File No. 70-8693

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 6
                                       to
                                    FORM U-1

                           APPLICATION OR DECLARATION
                                      under
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                                      ***
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                    1 Riverside Plaza, Columbus, Ohio 43215

                             AEP GENERATING COMPANY
                    1 Riverside Plaza, Columbus, Ohio 43215

                            APPALACHIAN POWER COMPANY
                40 Franklin Road, S.W., Roanoke, Virginia 24011

                         COLUMBUS SOUTHERN POWER COMPANY
                 215 North Front Street, Columbus, Ohio 43215

                         INDIANA MICHIGAN POWER COMPANY
           One Summit Square, P. O. Box 60, Fort Wayne, Indiana 46801

                             KENTUCKY POWER COMPANY
                 1701 Central Avenue, Ashland, Kentucky 41101

                             KINGSPORT POWER COMPANY
                 40 Franklin Road, S. W. Roanoke, Virginia 24011

                               OHIO POWER COMPANY
                 301 Cleveland Avenue, S. W., Canton, Ohio 44701

                             WHEELING POWER COMPANY
                51 Sixteenth St., Wheeling, West Virginia 26003
               (Name of company or companies filing this statement
                 and addresses of principal executive offices)
                                      ***
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                    1  Riverside  Plaza,  Columbus,  Ohio  43215
                  (Name  of  top registered holding company parent
                         of each applicant or declarant)
                                      ***
                              A. A. Pena, Treasurer
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215

               John F. DiLorenzo, Jr., Associate General Counsel
                  AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215
                  (Names and addresses of agents for service)

      American Electric Power Company, Inc. ("American"), AEP Generating Company ("Generating"), Appalachian Power Company ("Appalachian"), Columbus Southern Power Company ("Columbus"), Indiana Michigan Power Company ("Indiana"), Kentucky Power Company ("Kentucky"), Kingsport Power Company ("Kingsport"), Ohio Power Company ("Ohio") and Wheeling Power Company ("Wheeling") (collectively, "the Companies") propose to amend their Application/Declaration on Form U-1, as amended, in File No. 70-8693.

      Therefore, the application on Form U-1 is amended as follows:
      1. The first sentence of the first paragraph of ITEM 1 DESCRIPTION OF TRANSACTIONS, as amended, is hereby amended to read as follows:

A.    Short-Term Indebtednes
      American, Appalachian, Columbus, Indiana, Kentucky and Ohio hereby request authorization to incur short-term indebtedness, from time to time during the period through December 31, 2003, through the issuance and sale of notes to banks and commercial paper to dealers in commercial paper and Generating, Kingsport and Wheeling request authorization to incur short-term indebtedness during such period through the issuance and sale of notes to banks, as funds may be required, in an aggregate amount not to exceed the amounts outstanding at any one time as follows:

                        Company                       Amount
                        -------                       ------
                  American                            $500,000,000
                  Appalachian                          325,000,000
                  Columbus                             350,000,000
                  Indiana                              500,000,000
                  Kentucky                             150,000,000
                  Generating                           125,000,000
                  Kingsport                             30,000,000
                  Ohio                                 450,000,000
                  Wheeling                              30,000,000

                                   SIGNATURES
      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.
                              AEP GENERATING COMPANY
                              APPALACHIAN POWER COMPANY
                              COLUMBUS SOUTHERN POWER COMPANY
                              INDIANA MICHIGAN POWER COMPANY
                              KENTUCKY POWER COMPANY
                              KINGSPORT POWER COMPANY
                              OHIO POWER COMPANY
                              WHEELING POWER COMPANY

                              By:       /S/ A. A. Pena
                                           Treasurer

Dated:  June 28, 1999